UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): December 30, 2010

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Repros Therapeutics Inc. (the “Company”) has decided to reinstitute its at-the-market offering of its common stock, pursuant to the Equity Distribution Agreement dated February 12, 2010 between the Company and Ladenburg Thalmann & Co. Inc.  Cumulative through December 30, 2010, the Company has sold 2,448,572 shares of its common stock in its at-the-market offering, at a weighted average share price of $2.77, for proceeds of approximately $6.4 million, net of expenses. Pursuant to General Instruction I.B.6. of Form S-3, the Company may not sell more than one-third of the aggregate market value of its common stock held by non-affiliates during a period of 12 calendar months immediately prior to, and including, the date of such sale of such common stock. The Company may from time to time elect to cease or restart its at-the-market offering without the filing of a Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: December 30, 2010

	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer